EXHIBIT 10.5

AMENDMENT TO
MANAGEMENT SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT

     AMENDMENT TO MANAGEMENT SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT, dated as of November __, 2005 (the “Amendment”), by and among BURGER KING HOLDINGS, INC. (the “Company”), BURGER KING CORPORATION (“Burger King”), and the Management Shareholder whose name appears on the signature page hereof.

      WHEREAS, the Company, Burger King and the Management Shareholder entered into a Management Subscription and Shareholders’ Agreement dated as of March 1, 2004 (as amended hereby, the “Management Shareholders’ Agreement”) pursuant to which the Management Shareholder purchased shares of Common Stock of the Company pursuant to the Equity Incentive Plan;

      WHEREAS, the parties have agreed to amend the Management Shareholders’ Agreement as set forth herein; and

      WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Management Shareholders’ Agreement;

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 5.1(a). Section 5.1(a) of the Management Shareholders’ Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Neither the Purchaser nor any of his heirs or representatives may Transfer any Company Shares, other than Transfer (i) pursuant to or consequent upon the exercise of the tag or drag along rights set forth in Section 5.2 or 5.3 hereof, (ii) to the Company (or its designee) (x) upon exercise of its repurchase rights under Section 5.5 hereof or (y) in accordance with Section 5.6 hereof, in satisfaction of all or a portion of (I) the option exercise price and/or related minimum statutory tax withholding amount payable by the Purchaser upon his exercise of vested Options, or (II) the minimum statutory tax withholding amount payable by the Purchaser upon receipt of Company Shares in settlement of Restricted Units, (iii) subject to Section 5.4 hereof, to a trust or certain limited permitted transferees for estate planning purposes, or (iv) subject to Section 5.4 hereof, to a Purchaser Permitted Transferee upon the death of the Purchaser; provided in the case of any Transfer to a Purchaser Permitted Transferee that the Company shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Company may request to establish the validity of the Transfer.”

2. Miscellaneous. Except as hereinabove specifically amended, the terms of the Management Shareholders’ Agreement shall not be altered hereby. The Management Shareholders’ Agreement, as modified by this Amendment, shall be deemed to be the instrument referred to in the Management Shareholders’ Agreement as “the Agreement”. This Amendment may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment to Management Subscription and Shareholders’ Agreement on the date first set forth above.

BURGER KING HOLDINGS, INC.

By:

Its:

BURGER KING CORPORATION

By:

Its:

THE MANAGEMENT SHAREHOLDER

By:	/s/ John W. Chidsey

Its:

John W. Chidsey